Exhibit 99.1

News

Contacts:
Media:
Sheryl Williams
610.738.6493
swilliam@cephalon.com

Investors:
Robert (Chip) Merritt
610.738.6376
cmerritt@cephalon.com

For immediate release

Cephalon Exceeds both Sales and Earnings Guidance

For Second Quarter of 2008

TREANDA and AMRIX Off to Strong Starts

Cephalon Advances NUVIGIL Launch to 2009

Maintains 2008 Earnings Guidance Despite New Spending for Pre-Launch NUVIGIL Activity and Increased AMRIX Investment

Frazer, Pa. – July 29, 2008 – Cephalon, Inc. (Nasdaq: CEPH) today reported second quarter 2008 sales of $485.0 million, compared to sales of $435.2 million for the second quarter 2007 and the company’s sales guidance of $455 - $465 million.  Net income for the quarter was $60.1 million and basic income per common share was $0.89.  Excluding amortization expense and certain other items, adjusted net income was $84.5 million and basic adjusted income per common share for the quarter was $1.25, compared to $1.14 for the same period in 2007 and the company’s earnings guidance range of $1.10 to $1.20.

Central nervous system (CNS) franchise sales were $251.2 million during the quarter, a new quarterly record and 9 percent increase compared to the same period last year.  Pain franchise reported strong sales of $134.6 million, an increase of 3 percent versus 2007. Oncology franchise sales were $44.1 million, an increase of 86 percent versus 2007, due to robust sales of TREANDA® (bendamustine hydrochloride), which was launched in April and strong European sales of Myocet® (doxorubicin hydrochloride).

SOURCE: Cephalon, Inc.  •  41 Moores Road  •  Frazer, PA 19355 •  (610) 344-0200  • Fax (610) 344-0065

“With so many companies suffering from a myriad of economic problems, I am proud that Cephalon is reporting another solid quarter of sales and earnings growth,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.   “In particular, it is extremely gratifying to know that patients are benefiting from our recent launches of TREANDA and AMRIX and that both of these unique products are off to great starts.  An earlier launch of NUVIGIL and higher spending on AMRIX this year should provide a foundation for even stronger growth in the years ahead.”

The company is updating its guidance for 2008.  Total sales guidance is increased by $30 million to $1.86 - $1.91 billion. This includes CNS franchise sales of $975 - $1,000 million, pain franchise sales of $500 - $525 million, oncology franchise sales of $155 - $180 million, and other product sales of $200 - $225 million. Full year SG&A and R&D guidance is $770 - $790 million and $340 - $360 million, respectively, and reflects a $30 million increase in SG&A guidance.  Adjusted net income guidance for 2008 is $346 - $353 million and basic adjusted income per common share guidance is $5.10 - $5.20.

For the third quarter of 2008, Cephalon is introducing sales guidance of $480 - $490 million, adjusted net income guidance of $85 - $92 million and basic adjusted income per common share guidance of $1.25 - $1.35.

Basic adjusted income per common share guidance for both the third quarter 2008 and full-year 2008 is reconciled below and is subject to the assumptions set forth therein.

Cephalon’s management will discuss the company’s second quarter 2008 performance in a conference call with investors beginning at 5:00 p.m. U.S. EDT today.  To participate in the conference call, dial +1-913-312-9303 and refer to conference code number 6640353. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investor Information,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction.  A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. The company’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), TREANDA, FENTORA® (fentanyl buccal tablet) [C-II],  PROVIGIL® (modafinil) Tablets [C-IV], TRISENOX® (arsenic trioxide) injection,  VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL™ (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate). The company also

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markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products, including the growth and acceptance of Amrix in the market and the relative success of the recent launch of Treanda; sales, adjusted net income and basic adjusted income per common share guidance for the third quarter and full-year 2008 and SG&A and R&D guidance for the full-year 2008; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Adjusted Net Income Guidance,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

# # #

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CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
REVENUES:
Sales	$485,042	$435,194	$918,939	$859,073
Other revenues	7,673	12,018	16,995	25,173
	492,715	447,212	935,934	884,246
COSTS AND EXPENSES:
Cost of sales	101,318	83,166	191,234	169,712
Research and development	80,409	96,593	161,844	180,551
Selling, general and administrative	209,900	189,052	408,884	341,506
Settlement reserve	—	56,000	—	56,000
Restructuring charges	1,565	—	5,476	—
In-process research and development	—	—	10,000	—
	393,192	424,811	777,438	747,769

INCOME FROM OPERATIONS	99,523	22,401	158,496	136,477

OTHER INCOME (EXPENSE):
Interest income	4,912	8,041	11,513	14,617
Interest expense	(7,872)	(5,017)	(16,866)	(9,612)
Gain on sale of investment	—	5,791	—	5,791
Other income (expense), net	(1,543)	(1,502)	3,772	1,254
	(4,503)	7,313	(1,581)	12,050

INCOME BEFORE INCOME TAXES	95,020	29,714	156,915	148,527

INCOME TAX EXPENSE	34,952	34,022	57,996	77,650

NET INCOME (LOSS)	$60,068	$(4,308)	$98,919	$70,877

BASIC INCOME (LOSS) PER COMMON SHARE	$0.89	$(0.06)	$1.46	$1.07

DILUTED INCOME (LOSS) PER COMMON SHARE	$0.80	$(0.06)	$1.33	$0.90

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	67,777	66,445	67,721	66,127

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	74,852	66,445	74,569	78,656

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

	Three Months Ended June 30,
	2008		2007

GAAP NET INCOME	$60,068		$(4,308)

Cost of sales adjustments	28,892	(1)	21,016	(1)
Research and development adjustments	—		16,500	(2)
Settlement reserve	—		56,000	(3)
Gain on sale of investment	—		(5,791	)(4)
Interest expense adjustment	3,750	(5)	—
Restructuring adjustment	1,565	(6)	—
Income tax adjustment	(9,814	)(7)	(7,784	)(7)
	24,393		79,941

ADJUSTED NET INCOME	$84,461		$75,633

BASIC ADJUSTED INCOME PER COMMON SHARE	$1.25		$1.14

DILUTED ADJUSTED INCOME PER COMMON SHARE	$1.13		$0.93

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	67,777		66,445

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	74,852		81,209

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)	To exclude the on-going amortization of acquired intangible assets ($26.8 million in 2008; $21.0 million in 2007), and accelerated depreciation related to restructuring ($2.1 million in 2008).

(2)	To exclude charges related to payments for several research and development collaborations.

(3)	To exclude the reserve established for the minimum liability related to the potential settlement of the investigations by the U.S. Attorney’s Office.

(4)	To exclude the pre-tax gain related to the sale of certain investments.

(5)	To exclude an estimate of accrued interest related to the agreement in principle reached with the U.S. Attorney’s Office in Philadelphia.

(6)	To exclude costs related to the CIMA Labs restructuring announced in January 2008.

(7)

To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in tax assets and liabilities.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

	Six Months Ended June 30,
	2008		2007

GAAP NET INCOME	$98,919		$70,877

Cost of sales adjustments	56,780	(1)	41,981	(1)
Research and development adjustments	7,754	(2)	26,500	(2)
Selling, general and administrative adjustments	2,955	(3)	—
Settlement reserve	—		56,000	(4)
Gain on sale of investment	—		(5,791	)(5)
Interest expense adjustment	7,500	(6)	—
Restructuring adjustment	5,476	(7)	—
In-process research and development adjustments	10,000	(8)	—
Income tax adjustment	(29,329	)(9)	(18,766	)(9)
	61,136		99,924

ADJUSTED NET INCOME	$160,055		$170,801

BASIC ADJUSTED INCOME PER COMMON SHARE	$2.36		$2.58

DILUTED ADJUSTED INCOME PER COMMON SHARE	$2.15		$2.17

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	67,721		66,127

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	74,569		78,656

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)	To exclude the on-going amortization of acquired intangible assets ($53.0 million in 2008; $42.0 million in 2007), and accelerated depreciation related to restructuring ($3.8 million in 2008).

(2)	To exclude charges related to payments for several research and development collaborations, as well as other charges ($1.8 million) related to employee severance costs in 2008.

(3)	To exclude charges related to employee severance costs.

(4)	To exclude the reserve established for the minimum liability related to the potential settlement of the investigations by the U.S. Attorney’s Office.

(5)	To exclude the pre-tax gain related to the sale of certain investments.

(6)	To exclude an estimate of accrued interest related to the agreement in principle reached with U.S. Attorney’s Office in Philadelphia.

(7)	To exclude costs related to the CIMA Labs restructuring announced in January 2008.

(8)	To exclude charges related to the acquisition of licensed technology in the oncology field.

(9)

To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in tax assets and liabilities.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended June 30,						% Increase (Decrease)

	2008			2007
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$218,942	$15,869	$234,811	$202,465	$11,705	$214,170	8%	36%	10%
GABITRIL	14,307	2,039	16,346	12,978	3,051	16,029	10%	(33)%	2%
CNS	233,249	17,908	251,157	215,443	14,756	230,199	8%	21%	9%

ACTIQ	38,051	14,130	52,181	53,994	10,060	64,054	(30)%	40%	(19)%
Generic OTFC	28,958	—	28,958	30,853	—	30,853	(6)%	—	(6)%
FENTORA	36,374	—	36,374	36,341	—	36,341	0%	—	0%
AMRIX	17,119	—	17,119	—	—	—	100%	—	100%
Pain	120,502	14,130	134,632	121,188	10,060	131,248	(1)%	40%	3%

TREANDA	14,381	—	14,381	—	—	—	100%	—	100%
Other	4,380	25,372	29,752	4,752	18,950	23,702	(8)%	34%	26%
Oncology	18,761	25,372	44,133	4,752	18,950	23,702	295%	34%	86%

Other	13,117	42,003	55,120	12,652	37,393	50,045	4%	12%	10%

	$385,629	$99,413	$485,042	$354,035	$81,159	$435,194	9%	22%	11%

	Six Months Ended June 30,						% Increase (Decrease)

	2008			2007
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$417,411	$30,635	$448,046	$391,192	$24,267	$415,459	7%	26%	8%
GABITRIL	25,438	4,332	29,770	26,862	5,387	32,249	(5)%	(20)%	(8)%
CNS	442,849	34,967	477,816	418,054	29,654	447,708	6%	18%	7%

ACTIQ	75,568	26,333	101,901	111,151	18,631	129,782	(32)%	41%	(21)%
Generic OTFC	56,276	—	56,276	64,873	—	64,873	(13)%	—	(13)%
FENTORA	75,307	—	75,307	68,031	—	68,031	11%	—	11%
AMRIX	26,887	—	26,887	—	—	—	100%	—	100%
Pain	234,038	26,333	260,371	244,055	18,631	262,686	(4)%	41%	(1)%

TREANDA	14,381	—	14,381	—	—	—	100%	—	100%
Other	9,568	47,642	57,210	8,743	38,240	46,983	9%	25%	22%
Oncology	23,949	47,642	71,591	8,743	38,240	46,983	174%	25%	52%

Other	26,644	82,517	109,161	25,833	75,863	101,696	3%	9%	7%

	$727,480	$191,459	$918,939	$696,685	$162,388	$859,073	4%	18%	7%

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2008	2007
CURRENT ASSETS:
Cash and cash equivalents	$673,371	$818,669
Investments	—	7,596
Receivables, net	338,142	276,776
Inventory, net	114,479	99,098
Deferred tax assets, net	154,381	176,619
Other current assets	47,782	43,267
Total current assets	1,328,155	1,422,025

PROPERTY AND EQUIPMENT, net	512,449	500,396
GOODWILL	484,029	476,515
INTANGIBLE ASSETS, net	793,066	817,828
DEFERRED TAX ASSETS, net	176,148	141,752
OTHER ASSETS	163,042	147,753
	$3,456,889	$3,506,269

CURRENT LIABILITIES:
Current portion of long-term debt	$823,131	$1,237,169
Accounts payable	82,265	91,437
Accrued expenses	677,911	677,184
Total current liabilities	1,583,307	2,005,790

LONG-TERM DEBT	202,834	3,788
DEFERRED TAX LIABILITIES, net	74,577	56,540
OTHER LIABILITIES	137,225	138,084
Total liabilities	1,997,943	2,204,202

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value	708	700
Additional paid-in capital	2,007,582	1,934,965
Treasury stock, at cost	(194,782)	(158,173)
Accumulated deficit	(525,209)	(624,128)
Accumulated other comprehensive income	170,647	148,703
Total stockholders’ equity	1,458,946	1,302,067
	$3,456,889	$3,506,269

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$98,919	$70,877
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense (benefit)	(2,603)	9,490
Shortfall tax benefits from stock-based compensation	—	(198)
Depreciation and amortization	84,006	63,441
Stock-based compensation expense	21,894	24,627
Gain on sale of investment	—	(5,791)
Loss on disposals of property and equipment	1,031	—
Other	(418)	120
Changes in operating assets and liabilities:
Receivables	(56,210)	(32,715)
Inventory	(7,933)	(26,009)
Other assets	(24,027)	(15,945)
Accounts payable, accrued expenses and deferred revenues	(10,427)	14,716
Other liabilities	16,418	48,205
Net cash provided by operating activities	120,650	150,818

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(42,898)	(50,283)
Acquisition of intangible assets	(25,575)	—
Investment in third party	(6,242)	—
Proceeds from sale of investment in third party	—	12,291
Sales and (purchases) of investments, net	7,596	18,040
Net cash used for investing activities	(67,119)	(19,952)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	13,562	66,205
Windfall tax benefits from stock-based compensation	480	8,681
Acquisition of treasury stock	(24)	(128)
Payments on and retirements of long-term debt	(215,129)	(1,959)
Net cash provided by (used for) financing activities	(201,111)	72,799

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	2,282	3,821

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(145,298)	207,486

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	818,669	496,512

CASH AND CASH EQUIVALENTS, END OF PERIOD	$673,371	$703,998

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Three Months Ended			Twelve Months Ended
	September 30, 2008			December 31, 2008

Projected GAAP basic income per common share	$0.99	—	$1.09	$3.71	—	$3.81

Amortization of current intangibles	$0.37	—	$0.37	$1.53	—	$1.53
Accelerated depreciation adjustment	$0.02	—	$0.02	$0.10	—	$0.10
Research and development adjustments	$—	—	$—	$0.11	—	$0.11
Selling, general and administrative adjustments	$—	—	$—	$0.04	—	$0.04
In-process research and development adjustments	$—	—	$—	$0.15	—	$0.15
Restructuring adjustments	$0.02	—	$0.02	$0.13	—	$0.13
Interest expense adjustment	$—	—	$—	$0.11	—	$0.11

Tax effect of pre-tax adjustments at the applicable tax rates	$(0.15)	—	$(0.15)	$(0.78)	—	$(0.78)

Basic adjusted income per common share guidance	$1.25	—	$1.35	$5.10	—	$5.20

The company’s guidance is being issued based on certain assumptions including:

•	Adjusted effective tax rate of approximately 35.5 to 36.5 percent; and

•	Weighted average number of common shares outstanding of 68.0 and 67.9 million shares for the three months ended September 30, 2008 and for the twelve months ended December 31, 2008, respectively.